UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 274

10 Court Street, Arlington, MA 02476

(Address of principal executive offices, including zip code)

(781) 577-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On August 20, 2025, the Company entered into that certain Securities Purchase Agreement with the investors party thereto (as amended, the “Purchase Agreement”), pursuant to which the Company issued and sold prefunded warrants to purchase an aggregate of 54,076,677 shares of common stock, par value $0.01 per share (the “Common Stock”), with an exercise price of $0.01 per share. On April 27, 2026, certain of the investors exercised pre-funded warrants to purchase an aggregate of 2,500,000 shares of Common Stock (the “Prefunded Warrant Exercise”). On May 27, 2026, such investors exchanged 2,500,000 shares of Common Stock issued in the Prefunded Warrant Exercise for prefunded warrants to purchase an equal number of shares of Common Stock, at an exercise price of $0.01 per share. These transactions were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were conducted pursuant to the exemption provided in Sections 4(a)(2) and/or 3(a)(9) under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On May 27, 2026, the Board of Directors (the “Board”) of Eloxx Pharmaceuticals, Inc. (the “Company”) appointed Stephen W. Webster and Nina Kjellson to fill vacancies on the Board, and reduced the size of the Board from six to five directors. Mr. Webster has also been appointed to serve as a member of each of the Audit Committee and Nominating & Corporate Governance Committee of the Board. Ms. Kjellson has also been appointed to serve as a member of each of the Compensation Committee and Nominating & Corporate Governance Committee of the Board.

Stephen Webster

Mr. Webster will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. The Board has determined that Mr. Webster is “independent” in accordance with the listing standards of the Nasdaq Stock Market, LLC, the Company’s internal policies, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has also determined that Mr. Webster qualifies as a “financial expert” pursuant to the SEC rules in connection with his appointment to the Audit Committee.

Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, Inc., a publicly traded biotechnology company, from July 2014 until its acquisition by the Roche Group in December 2019. He was previously Senior Vice President and Chief Financial Officer of Optimer Pharmaceuticals, Inc. (“Optimer”), a publicly traded biotechnology company, from July 2012 until its acquisition by Cubist Pharmaceuticals, Inc. (“Cubist”) in October 2013. Prior to joining Optimer, Mr. Webster served as Senior Vice President and Chief Financial Officer of Adolor Corporation, a biopharmaceutical company, from 2008 until its acquisition by Cubist in 2011. From 2007 until joining Adolor Corporation in 2008, Mr. Webster served as Managing Director, Investment Banking Division, Health Care Group for Broadpoint Capital Inc. (formerly First Albany Capital). Mr. Webster served as co-founder, President and Chief Executive Officer for Neuronyx, Inc., a biopharmaceutical company, from 2000 to 2006. Mr. Webster served in positions of increased responsibility, including as Director, Investment Banking Division, Health Care Group for PaineWebber Incorporated. Mr. Webster is currently a director of Cullinan Therapeutics (and a member of the audit, compensation and nominating and corporate governance committees) since September 2020 and NextCure Inc. (and a member of the audit and compensation committees) since April 2019. Previously, he has served as a director of Nabriva Therapeutics AG (formerly Nabriva Therapeutics plc), a publicly traded biopharmaceutical company (June 2017 to December 2024) and TCR2 Therapeutics, a publicly traded biotherapeutics company (May 2020 to April 2023). Mr. Webster received an A.B. in economics from Dartmouth College and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Our board of directors believes Mr. Webster’s extensive experience in the biopharmaceutical industry and public company leadership, together with his service on the boards of directors of multiple publicly traded biopharmaceutical companies, qualifies him to serve on our board of directors.

Nina Kjellson

Ms. Kjellson will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. The Board has determined that Ms. Kjellson is “independent” in accordance with the listing standards of the Nasdaq Stock Market, LLC, the Company’s internal policies, and the rules and regulations of the SEC.

Ms. Kjellson has been a General Partner at Canaan Partners since September 2015. Previously, she served as a General Partner at InterWest Partners from July 2002 to August 2015. Ms. Kjellson currently serves on the board of directors of Actio Biosciences (since August 2023), Rondo Therapeutics (since February 2022), Proxygen (since January 2023), Tizona Therapeutics (since February 2016) and Trishula Therapeutics (since June 2020). Previously, she was a director of Sardona Therapeutics (June 2021 to May 2025), Tyra Biosciences, Inc., a publicly traded biotechnology company (June 2020 to February 2025), Panacea Acquisition Corp II, a publicly traded company (June 2021 to June 2023), PACT Pharma (May 2018 to June 2022) and Vineti Inc. (April 2018 to June 2022). Ms. Kjellson is a co-founder of WoVen: Women Who Venture, a Health Innovators Fellow of the Aspen Institute. Ms. Kjellson holds a B.A. in Human Biology from Stanford University. Our board of directors believes Ms. Kjellson’s experience in venture capital, the biopharmaceutical and biotechnology industry and service on numerous boards of directors qualifies her to serve on our board of directors.

In connection with these appointments, each of Mr. Webster and Ms. Kjellson have entered into the Company’s standard form of indemnity agreement. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. The form of indemnity agreement was filed as Exhibit 10.17 on the Company’s Form 10-K filed on March 17, 2026, and is incorporated herein by reference.

Each of Mr. Webster and Ms. Kjellson are eligible to receive compensation consistent with the Company’s compensation arrangements for its other non-employee directors, including annual cash compensation for service on the Board and its committees and equity awards. In connection with their appointment, each of Mr. Webster and Ms. Kjellson received an option grant to purchase up to 13,587 shares of Common Stock, to be effective on the date of the effectiveness of the Company’s registration statement, with an exercise price per share equal to the public offering price per share of common stock sold to be sold pursuant to the registration statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2026 (the “Record Date”), stockholders holding 57.1% of the Company’s outstanding shares entitled to vote as of the Record Date approved, via written consent, (a) amendments to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Common Stock at a ratio ranging from any whole number between 1-for-2 to 1-for-20, with the exact ratio to be determined at the sole discretion of the Board at any time on or prior to the one-year anniversary of the Record Date and (b) an amendment to the Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 500,000,000 to 100,000,000, such decrease to be effected at such time and date as determined by the Board at any time on or prior to the one-year anniversary of the Record Date as determined by the Board in its sole discretion.

On May 27, 2026, the Board approved a 1-for-11 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) and determined to proceed with the decrease in the number of authorized shares of Common Stock from 500,000,000 to 100,000,000 (the “Authorized Share Reduction”). On May 29, 2026, the Company filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of

State”) a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split and Authorized Share Reduction. The Reverse Stock Split and Authorized Share Reduction became effective as of 5:00 p.m. Eastern Time on May 29, 2026 (the “Effective Time”), and the Common Stock is expected to begin trading on a split-adjusted basis when the OTC Pink Market opens on June 1, 2026.

When the Reverse Stock Split became effective, every 11 shares of the Company’s issued and outstanding Common Stock were automatically combined, converted and changed into one share of Common Stock. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock, as applicable, and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fractional share of Common Stock that were created as a result of the Reverse Stock Split were rounded down to the next whole share and the stockholder is entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the fair market value of a share of Common Stock at the Effective Time as determined reasonably and in good faith by the Board.

The Common Stock will continue to trade on the OTC Pink Market under the symbol “ELOX.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 29014R301.

Equiniti Trust Company, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2026	ELOXX PHARMACEUTICALS, INC.

	By:	/s/ Sumit Aggarwal
	Name:	Sumit Aggarwal
	Title:	President and Chief Executive Officer